Exhibit 77-Q1

EXHIBITS

(d) Revised investment policies as specified in Supplement dated January 22, 2001 to the Class A, B, C, M and T U.S. Equity Funds and Equity & Income Funds Prospectus dated November 1, 2000 - as filed January 26, 2001.